                                                                   EXHIBIT 10.41

                              CREDIT AGREEMENT


                                   BETWEEN


                          MICRON ELECTRONICS, INC.


                                     AND


                                SEAFIRST BANK

                                  AS AGENT

                                     AND

                                SEAFIRST BANK
                    UNITED STATES NATIONAL BANK OF OREGON

                                  AS BANKS


                              DATED  July 3, 1996

                               TABLE OF CONTENTS
                               -----------------

        ARTICLE 1                                         ARTICLE 5
        DEFINITIONS.................  1                   CONDITIONS OF LENDING......  11
1.1   Accounts......................  1           5.1   Authorization................  11
      --------                                          -------------
1.2   Adjusted Leverage Ratio.......  1           5.2   Documentation................  11
      -----------------------                           -------------
1.3   Adjusted LIBOR Rate...........  1           5.3   Opinion of Counsel...........  11
      -------------------                               ------------------
1.4   Advances......................  2           5.4   MTI Release..................  11
      --------                                          -----------
1.5   Agent's Related Parties.......  2           5.5   Proof of Insurance...........  11
      -----------------------                           ------------------
1.6   Assessment Rate...............  2           5.6   Representations and
      ---------------                                   -------------------
1.7   Available Amount..............  2                 Warranties...................  11
      ----------------                                  ----------
1.8   Borrowing Base................  2           5.7   Compliance...................  12
      --------------                                    ----------
1.9   Business Day..................  2
      ------------                                        ARTICLE 6
1.10  Capital Adequacy Regulation...  2                   REPRESENTATIONS AND
      ---------------------------                         WARRANTIES.................  12
1.11  Code..........................  3           6.1   Existence....................  12
      ----                                              ---------
1.12  Commencement Date.............  3           6.2   Enforceability...............  12
      -----------------                                 --------------
1.13  Credit Limit..................  3           6.3   No Legal Bar.................  12
      ------------                                      ------------
1.14  Current Assets................  3           6.4   Financial Information........  12
      --------------                                    ---------------------
1.15  Current Liabilities...........  3           6.5   Liens and Encumbrances.......  13
      -------------------                               ----------------------
1.16  Eligible Assignee.............  3           6.6   Litigation...................  13
      -----------------                                 ----------
1.17  ERISA.........................  3           6.7   Payment of Taxes.............  13
      -----                                             ----------------
1.18  Fixtures......................  3           6.8   Employee Benefit Plan........  13
      --------                                          ---------------------
1.19  GAAP..........................  3           6.9   Misrepresentations...........  13
      ----                                              ------------------
1.20  Governmental Authority........  3           6.10  No Default...................  14
      ----------------------                            ----------
                                                  6.11  No Burdensome Restrictions...  14
1.21  Ineligible Securities.........  4                 --------------------------
      ---------------------                       6.12  Hazardous Substances.........  14
1.22  Interest Payment Dates........  4                 --------------------
      ----------------------
1.23  Interest Period...............  4                   ARTICLE 7
      ---------------                                     AFFIRMATIVE COVENANTS......  14
1.24  Liabilities...................  4           7.1   Use of Proceeds..............  14
      -----------                                       ---------------
1.25  LIBOR Rate....................  4           7.2   Tangible Net Worth...........  15
      ----------                                        ------------------
1.26  LIBOR Rate Loans..............  5           7.3   Current Ratio................  15
      ----------------                                  -------------
1.27  Loan Documents................  5           7.4   Debt Ratio...................  15
      --------------                                    ----------
1.28  London Banking Day............  5           7.5   Minimum Cash Flow............  15
      ------------------                                -----------------
1.29  Majority Banks................  5           7.6   Financial Information........  15
      --------------                                    ---------------------
1.30  MTI...........................  5           7.7   Maintenance of Existence.....  16
      ---                                               ------------------------
1.31  Obligations...................  5           7.8   Books and Records............  17
      -----------                                       -----------------
1.32  Person........................  5           7.9   Access to Premises and
      ------                                            ----------------------
1.33  Plan..........................  5                 Records......................  17
      ----                                              -------
1.34  Prime Rate....................  5           7.10  Notice of Events.............  17
      ----------                                        ----------------
1.35  Prime Rate Loans..............  5           7.11  Payment of Liabilities,
      ----------------                                  -----------------------
1.36  Prime-Related Rate............  5                 Performance of Obligations
      ------------------                                --------------------------
1.37  Pro Rata Share(s).............  6                 and Compliance with Laws.....  17
      -----------------                                 ------------------------
1.38  Real Estate...................  6           7.12  Payment of Taxes.............  18
      -----------                                       ----------------
1.39  Reserve Adjustment............  6           7.13  Insurance....................  18
      ------------------                                ---------
1.40  Tangible Net Worth............  6           7.14  Hazardous Substances.........  18
      ------------------                                --------------------
1.41  Termination Date..............  7
      ----------------                                    ARTICLE 8
                                                          NEGATIVE COVENANTS.........   19
        ARTICLE 2                                 8.1   Liabilities..................   19
        REVOLVING LOAN.............   7                 -----------
2.1   Revolving Loan Facility......   7           8.2   Liens and Encumbrances.......   20
      -----------------------                           ----------------------
2.2   Revolving Notes..............   7           8.3   Guaranties...................   20
      ---------------                                   ----------
2.3   Procedure for Prime Rate                    8.4   Disposition of Assets........   20
      ------------------------                          ---------------------
      Advances.....................   7           8.5   Mergers......................   20
      --------                                          -------
2.4   Procedure for LIBOR Rate                    8.6   Capital Structure............   21
      ------------------------                          -----------------
      Advances.....................   8           8.7   Wage and Hour Laws...........   21
      -------                                           ------------------
2.5   LIBOR Notice Procedure.......   8           8.8   ERISA........................   21
      ----------------------                            -----
2.6   Permanent Reduction or                      8.9   Dissolution..................   21
      ----------------------                            -----------
      Termination of the                          8.10  Business Activities..........   21
      ------------------                                -------------------
      Unutilized Credit Limit......   8           8.11  Cash Dividends and Stock
      ----------                                        ------------------------
2.7   Facility Fee.................   9                 Repurchases..................   21
      ------------                                      -----------
2.8   Agency Fee...................   9           8.12  Permissible Loans and
      ----------                                        ---------------------
                                                        Investments..................   21
        ARTICLE 3                                       -----------
        NEGATIVE PLEDGE............   9
                                                          ARTICLE 9
        ARTICLE 4                                         AGENCY.....................   21
        INTEREST RATE OPTIONS......   9           9.1   Appointment..................   21
4.1   Interest Rates and Payment                        -----------
      --------------------------                  9.2   Successor Agent..............   22
      Date.........................   9                 ---------------
      ----                                        9.3   Duties of Agent..............   22
4.2   Option Restrictions..........   9                 ---------------
      -------------------                         9.4   Delegation of Duties.........   22
4.3   Prepayments..................   9                 --------------------
      -----------                                 9.5   Exculpatory Provisions.......   23
4.4   Reversion to Prime...........  10                 ----------------------
      ------------------                               (a)    Actions................   23
4.5   Inability to Participate                                -------
      ------------------------                         (b)    B o r r o w e r
      in Market....................  10                       ---------------
      ---------                                               Statements.............   23
4.6   Costs........................  10                       ----------
      -----                                             (c)   Enforceability.........   23
4.7   Capital Adequacy.............  10                       --------------
      ----------------                                  (d)   Failure to Perfect.....   23
4.8   Basis of Quotes..............  11                       ------------------
      ---------------                                   (e)   Investigation..........   23
                                                              -------------
                                                  9.6   Reliance by Agent............   23
                                                        -----------------
                                                  9.7   Instructions.................   23
                                                        ------------


9.8   Notice of Default............   24
      -----------------
9.9   Representations..............   24
      ---------------
9.10  Independent Credit Review....   24
      -------------------------
9.11  Information..................   24
      -----------
9.12  Indemnity....................   25
      ---------
9.13  Withholding Tax..............   25
      ---------------
9.14  Separation of Capacities.....   27
      ------------------------

        ARTICLE 10
        EVENTS AND CONSEQUENCES
        OF DEFAULT.................   27
10.1  Events of Default............   27
      -----------------
10.2  Remedies Upon Default........   29
      ---------------------

        ARTICLE 11
        MISCELLANEOUS..............   30
11.1  Manner of Payments...........   30
      ------------------
11.2  Notices......................   31
      -------
11.3  Documentation and
      -----------------
      Administration Expenses......   32
      -----------------------
11.4  Collection Expenses..........   32
      -------------------
11.5  Waiver.......................   32
      ------
11.6  Assignment...................   32
      ----------
11.7  Merger.......................   33
      ------
11.8  Bank Assignments,
      -----------------
      Participations, ect..........   33
      -------------------
11.9  Confidentiality..............   36
      ---------------
11.10 Written Credit Agreement.....   37
      ------------------------
11.11 Amendments and Waivers.......   37
      ----------------------
11.12 Mandatory Arbitration........   38
      ---------------------
11.13 Construction.................   39
      ------------
11.14 Counterparts.................   39
      ------------

EXHIBITS:
--------

    A & B - Revolving Notes
    C - Existing Liens
    D - Existing Debt
    E - Assignment and Acceptance
    F - Real Estate

                              CREDIT AGREEMENT


     THIS CREDIT AGREEMENT ("Agreement") is made by and between (i) MICRON ELECTRONICS, INC., a Minnesota corporation ("Borrower"), (ii) Bank of America NW, N.A., doing business as Seafirst Bank, a national banking association, as agent ("Agent"), and (iii) the following financial institutions that are individually called a "Bank" and collectively called the "Banks," including their respective successors and/or assigns: Bank of America NW, N.A., doing business as SEAFIRST BANK, and UNITED STATES NATIONAL BANK OF OREGON. The parties agree as follows:

                                  ARTICLE 1

                                 DEFINITIONS

     All terms defined below shall have the meaning indicated. All references in this Agreement to:

          (a) "dollars" or "$" shall mean U.S. dollars;

          (b) "Article," "Section" or "Subsection" shall mean articles, sections and subsections of this Agreement, unless otherwise indicated;

          (c) terms defined in the Washington version of the Uniform Commercial Code, R.C.W. (S)62A.9-101, et seq. ("UCC"), and not otherwise defined in this Agreement, shall have the meaning given in the UCC; and

          (d) an accounting term not otherwise defined in this Agreement shall have the meaning assigned to it under GAAP.

     1.1  Accounts shall mean all of Borrower's consolidated receipts, accounts,
          --------
drafts, acceptances, contract rights of and for moneys and performances due or to become due, chattel paper and other forms of receivables, now owned or later acquired, which derive from or arise out of the conduct of Borrower's business, sale of its inventory, or the furnishing of services, together with all guaranties and security interests for all the foregoing.

     1.2  Adjusted Leverage Ratio shall mean the ratio of (a) Liabilities to (b)
          -----------------------
Tangible Net Worth.

     1.3  Adjusted LIBOR Rate shall mean for any day that per annum rate equal
          -------------------
to the sum of (a) a margin equal to the percentage listed in the table below opposite the Adjusted Leverage Ratio prevailing at the end of Borrower's most recent fiscal quarter and set forth on the debt ratio certificate that Borrower is required to provide under Subsection 7.6(e) ("LIBOR Margin"), (b) the Assessment Rate and (c) the highest of the quotient calculated for each of the Banks of (i) the LIBOR Rate as determined for such day, divided by (ii) the Reserve Adjustment. The Adjusted LIBOR Rate shall change with any change in the LIBOR Rate on the first day of each Interest Period following receipt of the most current debt ratio certificate required under Subsection 7.6(e), and upon notice from Agent to Borrower, on the effective date of any change in the Assessment Rate or Reserve Adjustment.

     If Borrower's Adjusted Leverage Ratio is:    Then the LIBOR Margin is:

          greater than 1.50:1                 2.00%
          1.26:1 to 1.50:1                         1.75%
          1.01:1 to 1.25:1                         1.50%
          0.76:1 to 1.00:1                         1.25%
          0.51:1 to 0.75:1                         1.00%
          less than 0.51:1                         0.75%

     1.4  Advances shall mean the disbursement of loan proceeds under the
          --------
Revolving Loan.  An Advance shall not constitute a "payment order" under R.C.W.
(S)62A.4A-103.

     1.5  Agent's Related Parties shall mean Agent, its affiliates and all
          -----------------------
officers, directors and employees of Agent and such affiliates.

     1.6  Assessment Rate shall mean as of any day the minimum annual percentage
          ---------------
rate established by the Federal Deposit Insurance Corporation (or any successor) for the assessment due from members of the Bank Insurance Fund (or any successor) in effect for the assessment period during which said day occurs based on deposits maintained at such members' offices located outside of the United States. In the event of a retroactive reduction in the Assessment Rate after a commencement of any Interest Period, Agent shall not retroactively adjust as to such Interest
Period any interest rate calculated using the Assessment Rate.

     1.7  Available Amount shall mean at any time the amount of the Credit Limit
          ----------------
or the Borrowing Base, whichever is less, minus the aggregate unpaid balance of the Revolving Notes.

     1.8  Borrowing Base shall mean the product of 56%, multiplied by the sum of
          --------------
all Accounts.

     1.9  Business Day shall mean any day other than a Saturday, Sunday or other
          ------------
day on which commercial banks in Seattle, Washington, or Portland, Oregon, are authorized or required by law to close.

     1.10 Capital Adequacy Regulation shall mean any directive of any central
          ---------------------------
bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

     1.11 Code shall mean the Internal Revenue Code of 1986, and regulations
          ----
promulgated thereunder, as amended.

     1.12 Commencement Date shall mean the first day of any Interest Period as
          -----------------
requested by Borrower.

     1.13 Credit Limit shall mean $40,000,000, less all permanent reductions
          ------------
make in accordance with Section 2.6.

     1.14 Current Assets shall mean all consolidated assets of Borrower, on a
          --------------
GAAP basis, which may be properly classified as current assets in accordance with GAAP.

     1.15 Current Liabilities shall mean all consolidated indebtedness of
          -------------------
Borrower, on a GAAP basis, which may be properly classified as current liabilities in accordance with GAAP.

     1.16 Eligible Assignee shall mean (a) a commercial bank organized under the
          -----------------
laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a subsidiary of a Bank, (ii) a subsidiary of a Person of which a Bank is a subsidiary, or (iii) a Person of which a Bank is a subsidiary.

     1.17 ERISA shall mean the Employee Retirement Income Security Act of 1974,
          -----
as amended.

     1.18 Fixtures shall mean all improvements to the Real Estate that are made
          --------
after the date of this Agreement, become affixed to the Real Estate and are considered fixtures under the UCC.

     1.19 GAAP shall mean generally accepted accounting principles as in effect
          ----
from time to time in the United States and as consistently applied by Borrower.

     1.20 Governmental Authority shall mean any nation or government, any state
          ----------------------
or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     1.21 Ineligible Securities shall mean securities which may not be
          ---------------------
underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. (S)24, Seventh), as amended.

     1.22 Interest Payment Dates shall mean (a) the last Business Day of each
          ----------------------
month as to each Prime Rate Loan, (b) the earlier of (i) the last day of each calendar quarter or (ii) the last day of each Interest Period as to each LIBOR Rate Loan and (c) upon maturity, including upon maturity by acceleration.

     1.23 Interest Period shall mean the period commencing on the date of any
          ---------------
Advance at, conversion to or a continuation of an Adjusted LIBOR Rate and ending on any date thereafter as selected by Borrower, subject to the restrictions of Section 42. If any Interest Period would end on a day which is not a Business Day, the Interest Period shall be extended to the next succeeding Business Day, unless the next succeeding Business Day falls in the next month, in which case the Interest Period shall be shortened to the preceding Business Day.

     1.24 Liabilities shall mean all consolidated obligations, on a GAAP basis,
          -----------
included in the consolidated liability section of a balance sheet of Borrower, including but without limitation and without duplication of such amounts, and regardless of whether such items would otherwise not be shown on the liability side of a consolidated balance sheet:

          (a) Guaranties.  All obligations guaranteed or assumed by Borrower,
              ----------
     directly or indirectly in any manner, or endorsed (other than for collection and deposit in the ordinary course of business) or discounted by Borrower with recourse, including all debt guaranteed by Borrower through any agreement, contingent or otherwise;

          (b) Contingent Reserves.  The aggregate amount of reserves established
              -------------------
     on the consolidated books of Borrower with respect to contingent liabilities (except reserves which are properly treated as deductions from assets); and

          (c) Leases.  All obligations for the payment of money or other
              ------
     property pursuant to capital leases under which Borrower is leasing real or personal property.

     1.25 LIBOR Rate shall mean for any Interest Period the per annum rate,
          ----------
calculated on the basis of actual number of days elapsed over a year of 360 days, for U.S. Dollar deposits for a period equal to the Interest Period appearing on the display designated as "Page 3750" on the Telerate Service (or such other page on that service or such other service designated by the British Banker's Association for the display of that Association's Interest Settlement Rates for U.S. Dollar deposits) as of 11:00 a.m., London time, on the day which is two London Banking Days prior to the first day of the Interest
Period. If there is no period equal to the Interest Period on the display, the LIBOR Rate shall be determined by straight-line interpolation to the nearest month (or week or day if expressed in weeks or days) corresponding to the Interest Period between the two nearest neighboring periods on the display.

     1.26 LIBOR Rate Loans shall mean those portions of principal of the
          ----------------
Revolving Notes accruing interest at the Adjusted LIBOR Rate.

     1.27 Loan Documents shall mean collectively this Agreement, the Revolving
          --------------
Notes, all documents, instruments and other agreements and any reports or certificates now or later executed or delivered by Borrower in connection with this Agreement.

     1.28 London Banking Day shall mean any day other than a Saturday, Sunday or
          ------------------
other day on which commercial banks in London, England, are authorized or required by law to close.

     1.29 Majority Banks shall mean Banks holding 66 2/3% of the Pro Rata
          --------------
Shares.

     1.30 MTI shall mean Micron Technology, Inc., a Delaware corporation.
          ---

     1.31 Obligations shall mean the Revolving Notes and all fees, costs,
          -----------
expenses and indemnifications due to Agent and/or Banks under the Loan
Documents.

     1.32 Person shall mean any individual, partnership, corporation, business
          ------
trust, unincorporated organization, joint venture or any governmental entity, department, agency or political subdivision.

     1.33 Plan shall mean any employee benefit plan or other plan maintained for
          ----
Borrower's employees and covered by Title IV of ERISA, excluding any plan created or operated by or for any labor union.

     1.34 Prime Rate shall mean the floating commercial loan reference rate of
          ----------
Agent, publicly announced from time to time as its "prime rate" (calculated on the basis of actual number of days elapsed over a year of 360 days), with any change in the Prime-Related Rate to be effective on the date the Prime Rate changes.

     1.35 Prime Rate Loans shall mean those portions of principal of the
          ----------------
Revolving Notes accruing interest at the Prime-Related Rate.

     1.36 Prime-Related Rate  shall mean for any day that per annum rate equal
          ------------------
to the sum of (a) the Prime Rate, plus (b) a margin equal to the percentage listed in the table below opposite the Adjusted Leverage Ratio prevailing at the end of Borrower's most recent fiscal quarter and set forth on the debt ratio certificate that Borrower is required to provide under Subsection 7.6(e) ("Prime Margin"); provided that, the Prime-Related Rate shall change on the day following Agent's receipt of the latest debt ratio certificate required to be delivered under Section 7.6(e):

     If Borrower's Adjusted Leverage Ratio is:    Then the Prime Margin is:

          greater than 1.50:1            1.00%
          1.26:1 to 1.50:1                    0.75%
          1.01:1 to 1.25:1                    0.50%
          0.76:1 to 1.00:1                    0.25%
          less than 0.76:1                    0.00%

     1.37 Pro Rata Share(s) shall mean the following percentages as to the Bank
          -----------------
indicated:

     SEAFIRST BANK - 50%

     UNITED STATES NATIONAL BANK OF OREGON - 50%

     1.38 Real Estate shall mean that certain real property legally described on
          -----------
Exhibit F, attached to and hereby incorporated into this Agreement.
---------

     1.39 Reserve Adjustment shall mean as of any day the remainder of one minus
          ------------------
that percentage (expressed as a decimal) which is the highest of any such percentages established by the Board of Governors of the Federal Reserve System (or any successor) for required reserves (including any emergency, marginal or supplemental reserve requirement) regardless of the aggregate amount of deposits with said member bank and without benefit of any possible credit, proration, exemptions or offsets for time deposits established at offices of member banks located outside of the United States or for eurocurrency liabilities, if any.

     1.40 Tangible Net Worth shall mean the excess of total consolidated assets
          ------------------
over total consolidated liabilities, excluding, however, from the determination of total assets (a) all assets which should be classified as intangible assets (such as goodwill, patents, trademarks, copyrights, franchises and deferred charges, including unamortized debt discount and research and development costs), (b) treasury stock, (c) cash held in a sinking or other similar fund established for the purpose of redemption or other retirement of capital stock,
(d) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence or amortization of properties and other reserves or appropriations of retained earnings which have been or should be established in connection with Borrower's business, and (e) any revaluation or other write-up in book value of assets subsequent to the fiscal year of Borrower last ended at the date Tangible Net Worth is being measured.

     1.41 Termination Date shall mean May 30, 1997, or such earlier date upon
          ----------------
which Banks' commitment to lend is terminated pursuant to Subsection 10.2(a).

                                  ARTICLE 2

                               REVOLVING LOAN

     2.1  Revolving Loan Facility.  Subject to the terms and conditions of this
          -----------------------
Agreement and to the extent of its Pro Rata Share of the Credit Limit, each Bank shall make Advances to Borrower from time to time, until the Termination Date ("Revolving Loan"), with the aggregate principal amount at any one time outstanding not to exceed the lesser of the Credit Limit or the Borrowing Base. Borrower may use the Revolving Loan by borrowing, prepaying and reborrowing the amounts available under the Revolving Loan, in whole or in part; provided that Borrower shall fully and finally pay off the Revolving Loan on the Termination Date. No Bank shall be liable for any failure of any other Bank to fund its Pro Rata Share of Advances. At no time shall any Bank be obligated to make Advances that exceed its Pro Rata Share of the Credit Limit. Each borrowing by Borrower under this Agreement shall constitute a representation and warranty by Borrower as of the date of each such borrowing that the conditions precedent contained in Sections 56 and 57 of this Agreement have been satisfied.

     2.2  Revolving Notes.  The obligation of Borrower to repay the Revolving
          ---------------
Loan shall be evidenced by promissory notes (including all renewals, modifications and extensions thereof, collectively called the "Revolving Notes") made by Borrower to the order of each of the Banks, and shall bear interest as provided in Article 4. The Revolving Notes shall be in substantially the same form as Exhibits A and B attached. Each of the Banks shall note on its internal
        ----------------
records each Advance made by it, each payment on its respective note and any interest rate conversions.

     2.3  Procedure for Prime Rate Advances.  In accordance with all terms and
          ---------------------------------
conditions of this Agreement and so long as there is no Default which has not been cured, Borrower may borrow at the Prime-Related Rate under the Revolving Notes on any Business Day. Borrower shall give Agent irrevocable written notice or oral notice (with written confirmation immediately following) specifying the amount to be borrowed on or before 9:30 a.m., Seattle time, on the day that a Prime Rate Advance is requested; all Prime Rate Advances shall be discretionary to the extent notification by Borrower is given subsequent to that time. Agent shall advise each Bank by 11:00 a.m., Seattle time, of a request for a Prime Rate Advance, and each Bank shall make available to Agent its respective Pro Rata Share of such requested Prime Rate Advance no later than 1:00 p.m., Seattle time, on the date of Prime Rate Advance. Whether or not any Bank fails to fund its Pro Rata Share of a Prime Rate Advance, each Bank shall only be obligated to disburse to Agent such Bank's Pro Rata Share of such requested Prime Rate Advance.

     2.4  Procedure for LIBOR Rate Advances.  In accordance with all terms and
          ---------------------------------
conditions of this Agreement and so long as there is no Default which has not been cured, Borrower may borrow at the Adjusted LIBOR Rate under the Revolving Notes on any Commencement Date. In accordance with Section 25, Borrower shall give Agent irrevocable written notice or oral notice (with written confirmation immediately following) specifying the amount to be borrowed and the requested borrowing date, and on the Commencement Date, each Bank shall make available to Agent its respective Pro Rata Share of such requested LIBOR Rate Advance no later than 1:00 p.m., Seattle time, on the date of the LIBOR Rate Advance. Whether or not any Bank fails to fund its Pro Rata Share of a LIBOR Rate Advance, each Bank shall only be obligated to disburse to Agent such Bank's Pro Rata Share of such requested LIBOR Rate Advance. At the time that Agent learns of any change in the Assessment Rate or Reserve Adjustment, Agent shall notify Borrower of the change and of the impact on any LIBOR Rate Advances then outstanding.

     2.5  LIBOR Notice Procedure.  On or before 9:00 a.m., Seattle time,
          ----------------------
Borrower may, on any London Banking Day two London Banking Days before a Commencement Date, request Agent to give an Adjusted LIBOR Rate quote for a specified loan amount and Interest Period. Agent will then quote to Borrower the available Adjusted LIBOR Rate. Borrower shall have two hours from the time of the quote to elect an Adjusted LIBOR Rate by giving Agent irrevocable written notice of such election, which notice Agent shall immediately fax to the Banks.

     2.6  Permanent Reduction or Termination of the Unutilized Credit Limit.
          -----------------------------------------------------------------
Without penalty, Borrower shall have the right at any time and from time to time to (a) terminate the unutilized Credit Limit in whole or (b) permanently reduce the unutilized portion of the Credit Limit in a minimum amount of $1,000,000 (or in integral multiples of $1,000,000 in excess thereof), by giving at least five Business Days' prior written or telephonic notice to the Agent specifying the scheduled date of such termination or reduction and the amount of any permitted partial reduction. The Agent shall promptly notify each Bank of the amount of the termination or reduction; the termination or reduction shall be effective on the scheduled date specified in the Borrower's notice and each Bank's aggregate commitment shall be reduced or terminated in accordance with its Pro Rata Share.

     2.7  Facility Fee.  On the first Business Day of each quarter beginning
          ------------
September 2, 1996, Borrower shall pay to Agent for the account of Banks, in accordance with their respective Pro Rata Shares, in arrears a commitment fee equal to 0.25% per annum of the difference between the Credit Limit and the daily outstanding principal balance of the Revolving Notes.

     2.8  Agency Fee.  Upon execution of this Agreement, Borrower shall pay to
          ----------
Agent, for Agent's sole account, an agency fee in an amount equal to $6,250.

                                  ARTICLE 3

                               NEGATIVE PLEDGE

     So long as any amount is payable by Borrower under this Agreement or the Banks have a commitment to lend, Borrower shall not allow, or permit any of its subsidiaries to allow, any assets to be transferred or encumbered, except (a) the transfer of assets arising from immaterial charitable donations, immaterial sales promotions or other immaterial transfers, (b) sales of inventory and equipment in the ordinary course of business for adequate consideration for cash or upon credit to creditworthy customers, reasonably determined by Borrower and its subsidiaries, (c) to secure the Obligations under this Agreement, (d) as already pledged as reflected on Exhibit C, attached to and hereby incorporated
                                ---------
into this Agreement, and (e) Borrower may grant purchase money security interests in, or other liens on, Borrower's equipment, Real Estate and Fixtures after the date of this Agreement in support of Borrower's obligation to repay debt arising after the date of this Agreement in accordance with Subsection 8.1(c).

                                  ARTICLE 4

                            INTEREST RATE OPTIONS

     4.1  Interest Rates and Payment Date.  The Revolving Notes shall bear
          -------------------------------
interest from the date of Advance on the unpaid principal balance outstanding from time to time at the Prime-Related Rate or Adjusted LIBOR Rate as selected by Borrower and all accrued interest shall be payable in arrears on each Interest Payment Date.

     4.2  Option Restrictions.  Each Interest Period shall be one month, two
          -------------------
months, three months or six months for the Revolving Notes. In no event shall the Interest Period extend beyond the

Termination Date. The minimum amount of a LIBOR Rate Loan shall be $5,000,000.

     4.3  Prepayments.  If Borrower fails to draw down an Advance on an
          -----------
Adjusted-LIBOR Rate basis selected by Borrower pursuant to this Agreement or prepays all or any portion of a LIBOR Rate Loan prior to the end of an Interest Period, there shall be due at the time of any such failure to borrow or prepayment the Prepayment Fee, determined in accordance with Form 51-6325, which shall be attached as Exhibit 1 to the Revolving Notes. No prepayment penalty shall be assessed against any Prime Rate Loans.

     4.4  Reversion to Prime.  The Revolving Notes shall each bear interest at
          ------------------
the Prime-Related Rate unless an Adjusted LIBOR Rate is specifically selected. At the termination of any Interest Period, each LIBOR Rate Loan shall revert to a Prime Rate Loan unless Borrower directs otherwise pursuant to Section 2.5.

     4.5  Inability to Participate in Market.  If Agent in good faith cannot
          ----------------------------------
participate in the Eurodollar market for legal or practical reasons, the Adjusted LIBOR Rate shall cease to be an interest rate option. Agent shall notify Borrower if and when it again becomes legal or practical to participate in the Eurodollar market, at which time the Adjusted LIBOR Rate shall resume being an interest rate option.

     4.6  Costs.  Borrower shall, as to LIBOR Rate Loans, reimburse Agent, for
          -----
the account of Banks, for all costs, taxes, expenses and liabilities which Banks may incur as a consequence of any changes in the cost of participating in, or in the laws or regulations affecting, the Eurodollar market, including any additional reserve requirements, except to the extent such costs are already calculated into the Adjusted LIBOR Rate. This covenant shall survive this Agreement and the payment of the Revolving Notes.

     4.7  Capital Adequacy.  If any Bank shall have determined that (a) the
          ----------------
introduction announced after the date hereof of any Capital Adequacy Regulation,
(b) any change announced after the date hereof in any Capital Adequacy Regulation, (c) any change announced after the date hereof in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (d) compliance by the Bank or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) determines that the amount of such capital is increased as a consequence of its Pro Rata Share of the Credit Limit, Revolving Loan, credits or obligations under this Agreement, then, upon prompt demand of such Bank to the Borrower through the Agent, the Borrower shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

     4.8  Basis of Quotes.  Borrower acknowledges that Agent or Banks may or may
          ---------------
not in any particular case actually match-fund a LIBOR Rate Loan. Whether the mechanism for setting a particular rate in fact represents the actual cost to Banks for any particular dollar or Eurodollar deposit or any LIBOR Rate Loan will depend upon how such Bank actually chooses to fund the LIBOR Rate Loan. By electing an Adjusted LIBOR Rate, Borrower waives any right to object to Agent's means of calculating the Adjusted LIBOR Rate quote accepted by Borrower. Each determination of the Adjusted LIBOR Rate or Prime-Related Rate by Agent shall be conclusive and binding on Borrower and Banks, absent manifest error.

                                  ARTICLE 5

                            CONDITIONS OF LENDING

     The closing of this Agreement is subject to the conditions precedent listed in Sections 5.1, 5.2, 5.6 and 5.7; provided that this Agreement shall be of no force of effect if Borrower fails to timely satisfy Section 5.3 or fails to satisfy Section 5.4 on or before the earlier of the initial Advance or August 29, 1996. Banks' obligation to make the initial Advance is subject to the conditions precedent listed in Sections 5.1 through 5.7, and to make subsequent Advances is subject to the conditions precedent listed in Sections 5.6 and 5.7, unless waived by the Majority Banks in writing:

     5.1  Authorization.  Borrower shall have delivered to Agent a certified
          -------------
copy of the resolution of Borrower's board of directors authorizing the transactions contemplated by this Agreement and the execution, delivery and performance of all Loan Documents, together with appropriate certificates of incumbency.

     5.2  Documentation.  Borrower shall have executed and delivered to Agent
          -------------
all documents to reflect the existence of the Obligations.

     5.3  Opinion of Counsel.  An opinion of Borrower's counsel, in form and
          ------------------
substance satisfactory to Agent, confirming the truth of Sections 6.1, 6.2, 6.3, 6.5, 6.6, 6.8, 6.10 and 6.11 and executed as of, and delivered within nine days of, the closing date of this Agreement.

     5.4  MTI Release.  MTI shall have released, and Borrower shall have
          -----------
provided Agent with proof of MTI's release of, all of MTI's right, title and interest in and to the assets of Borrower and of Borrower's subsidiaries.

     5.5  Proof of Insurance.  Proof of insurance as required by Section 7.13
          ------------------
shall have been provided to Agent.

     5.6  Representations and Warranties.  The representations and warranties
          ------------------------------
made by Borrower in the Loan Documents and in any certificate, document or financial statement furnished at any time shall continue to be true and correct, except to the extent that such representations and warranties expressly relate to an earlier date.



              [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     5.7  Compliance.  No Default or other event which, upon notice or lapse of
          ----------
time or both would constitute a Default, shall have occurred and be continuing, or shall exist after giving effect to the advance of credit to be made.

                                  ARTICLE 6

                       REPRESENTATIONS AND WARRANTIES
     To induce Banks to enter into this Agreement, Borrower represents, warrants and covenants to Agent and Banks as follows:

     6.1  Existence.  Borrower is in good standing as a corporation under the
          ---------
laws of the state of Minnesota, has the power, authority and legal right to own and operate its property or lease the property it operates and to conduct its current business; and is qualified to do business and is in good standing in all other jurisdictions where the ownership, lease or operation of its property or the conduct of its business requires such qualification, except where the failure to qualify does not have a material adverse effect on the business affairs or assets of Borrower.

     6.2  Enforceability.  The Loan Documents, when executed and delivered by
          --------------
Borrower, shall be enforceable against Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles.

     6.3  No Legal Bar.  The execution, delivery and performance by Borrower of
          ------------
the Loan Documents, and the use of the loan proceeds, shall not violate any existing law or regulation applicable to Borrower; any ruling applicable to Borrower of any court, arbitrator or governmental agency or body of any kind; Borrower's organizational documents; any security issued by Borrower; or any mortgage, indenture, lease, contract, undertaking or other agreement to which Borrower is a party or by which Borrower or any of its property may be bound.

     6.4  Financial Information.  By submitting each of the financial statements
          ---------------------
required by Subsection 7.6(a) and 7.6(b), Borrower is deemed to represent and warrant that: (a) such statement is complete and correct and fairly presents the financial condition of Borrower as of the date of such statement; (b) such statement discloses all liabilities of Borrower that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent; and (c) such statement has been prepared in accordance with GAAP. As of this date, there has been no adverse change in Borrower's financial condition since preparation of the last such financial statements delivered to Banks which would materially impair Borrower's ability to repay the Obligations.

     6.5  Liens and Encumbrances.  As of this date, Borrower and its
          ----------------------
subsidiaries have good and marketable title to their property free and clear of all security interests, liens, encumbrances or rights of others, except for a general lien on MEI's assets and those of its subsidiaries held by MTI to the extent permitted under Section 5.4, except as disclosed on Exhibit C, attached
                                                           ---------
to and hereby incorporated into this Agreement, and except for taxes which are not yet delinquent and for conditions, restrictions, easements and rights of way of record which do not materially affect the use of any of Borrower's property (other than those immaterial security interests, liens, encumbrances or rights of others, of which the amount, enforceability or validity are contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on Borrower's books).

     6.6  Litigation.  Except as disclosed in writing to Banks, there is no
          ----------
threatened (to Borrower's knowledge) or pending litigation, investigation, arbitration or administrative action which may materially adversely affect Borrower's business, property, operations or financial condition.

     6.7  Payment of Taxes.  Borrower has filed or caused to be filed all tax
          ----------------
returns when required to be filed; and to the best of Borrower's knowledge, has paid all taxes, assessments, fees, licenses, excise taxes, franchise taxes, governmental liens, penalties and other charges levied or assessed against Borrower or any of its property imposed on it by any Governmental Authority, agency or instrumentality that are due and payable (other than those returns or payments of which the amount, enforceability or validity are contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on Borrower's books).

     6.8  Employee Benefit Plan.  Borrower is in compliance in all material
          ---------------------
respects with the provisions of ERISA and the regulations and published interpretations thereunder. Borrower has not engaged in any acts or omissions which would make Borrower liable to the Plan, to any of its participants, or to the Internal Revenue Service, under ERISA.

     6.9  Misrepresentations.  When taken as a whole, no information, exhibits,
          ------------------
data or reports furnished by Borrower or delivered to Agent or Banks in connection with Borrower's application for credit misstates any material fact, or omits any fact necessary to make such information, exhibits, data or reports not misleading.

     6.10 No Default.  Borrower is not in default in any Loan Document, or in
          ----------
any material contract, agreement or instrument to which it is a party.

     6.11 No Burdensome Restrictions.  No contract or other instrument to which
          --------------------------
Borrower is a party, or order, award or decree of any court, arbitrator or governmental agency, materially impairs Borrower's ability to repay the Obligations.

     6.12 Hazardous Substances.  To the best of Borrower's knowledge after due
          --------------------
and diligent inquiry, no hazardous or toxic waste or substances are being stored on any property of Borrower or any of its subsidiaries (together for purposes of this section and Section 7.14, the "Property"), other than in accordance with all applicable environmental laws and regulations, or as disclosed in writing to Agent; nor have any such waste or substances been stored or used in, on, under or over the Property prior to or during Borrower's or any subsidiary's ownership, possession or control of any of such Property, other than in accordance with all applicable environmental laws and regulations or as disclosed in writing to Agent. Borrower agrees to provide written notice to Agent immediately upon Borrower becoming aware that the Property is being or has been contaminated with hazardous or toxic waste or substances. Borrower will not cause nor permit any activities on the Property which directly or indirectly could result in the Property or any other property becoming contaminated with hazardous or toxic waste or substances. For purposes of this section and Section 7.14, the term "hazardous or toxic waste or substances" means any substance or material defined or designated as hazardous or toxic wastes, hazardous or toxic material, a hazardous, toxic or radioactive substance or other similar term by any applicable federal, state, or local statute, regulation, or ordinance now or hereafter in effect.

                                  ARTICLE 7

                            AFFIRMATIVE COVENANTS

     So long as this Agreement shall remain in effect, or any liability exists under the Loan Documents, Borrower shall:

     7.1  Use of Proceeds.  Use the proceeds of the Revolving Loan for
          ---------------
acquisitions and working capital or other general corporate purposes. Borrower shall not use any Advances to:

          (a) knowingly purchase Ineligible Securities from BA Securities, Inc. (the "Arranger") during any period in which the Arranger makes a market in such Ineligible Securities; or

          (b) knowingly purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger; or

          (c) make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of Borrower or any affiliate of Borrower.

     7.2  Tangible Net Worth.  As measured as of the end of each fiscal quarter,
          ------------------
maintain a Tangible Net Worth of not less than the sum of (a) $177,051,000, plus
(b) 75% of Borrower's cumulative, positive net income, commencing with the net income earned for the fiscal quarter ending August 29, 1996, plus (c) net proceeds from any sale by the Borrower of any of its common or preferred stock on or after the execution of this Agreement.

     7.3  Current Ratio.  Maintain a ratio of Current Assets to the sum of
          -------------
Current Liabilities (including the outstanding principal balance under the Revolving Notes) of not less than (a) 1.25 to 1 through the end of the second fiscal quarter in fiscal year 1997; (b) 1.30 to 1 from the commencement of the third fiscal quarter in fiscal year 1997 through the Termination Date.

     7.4  Debt Ratio.  Maintain an Adjusted Leverage Ratio of not more than (a)
          ----------
2.00 to 1 throughout fiscal year 1996; and (b) 1.80 to 1 throughout fiscal year 1997.

     7.5  Minimum Cash Flow.  For the four most recent fiscal quarters just
          -----------------
ending, maintain the sum of consolidated operating profit before income taxes and interest expense, plus depreciation and amortization and other non-cash charges of not less than (a) $95,000,000 as of the end of the third and fourth fiscal quarters in fiscal year 1996 and as of the end of the first fiscal quarter in fiscal year 1997; and (b) $115,000,000 as of the end of the second fiscal quarter in fiscal year 1997.

      7.6  Financial Information.  Maintain a standard system of accounting in
          ---------------------
accordance with GAAP and furnish to Agent the following:

          (a) Quarterly Financial Statements.  As soon as available and, in any
              ------------------------------
     event, within 45 days after the end of each quarter, except the last fiscal quarter of each fiscal year, a copy of the consolidated statement of income and retained earnings of Borrower for the quarter and for the current fiscal year through such quarter, and for each such quarter a copy of the consolidated balance sheet, consolidated statement of shareholders' equity and consolidated statement of cash flow of Borrower as of the end of such quarter, setting forth, in each case, in comparative form, figures for the corresponding period of the preceding fiscal year, all in reasonable detail and satisfactory in scope to Agent, prepared under the supervision of the chief financial officer of Borrower, and in form and substance satisfactory to Agent;

           (b) Annual Financial Statements.  As soon as available and, in any
              ---------------------------
     event, within 90 days after the end of each fiscal year, a copy of the consolidated balance sheet, consolidated statement of income and retained earnings, consolidated statement of shareholders' equity and consolidated statement of cash flow of Borrower for such year, setting forth in each case, in comparative form, corresponding figures from the preceding annual statements, each audited by independent certified public accountants of recognized standing selected by Borrower and satisfactory to Agent certifying that such statement is complete and correct, fairly presents without qualification the financial condition of Borrower for such period, is prepared in accordance with GAAP, and has been audited in conformity with generally accepted auditing standards;

          (c) Borrowing Base Certificate.  Within 20 days of the end of each
              --------------------------
     month or more frequently as requested by Agent, a borrowing base certificate in form and substance satisfactory to Agent, prepared as of the end of such month;

          (d) Aging Report.  Within 20 days of the end of each month or more
              ------------
     frequently as requested by Agent, a summary report providing the agings of Accounts, in form and substance satisfactory to Agent, prepared as of the end of such month;

          (e) Debt Ratio Certificate.  Within 45 days of the end of each fiscal
              ----------------------
     quarter, a certification with respect to the Adjusted Leverage Ratio as of the end of such fiscal quarter, signed by Borrower's chief financial officer, which Agent shall promptly deliver to the Banks;

          (f) SEC Financial Information.  Within 10 days of filing with the
              -------------------------
     Securities and Exchange Commission, copies of all filed reports, including without limitation 8K, 10-Q, S-1 and S-3; and

          (g) Additional Financial Information.  As soon as available and, in
              --------------------------------
     any event, within ten days after request, such other data, information or documentation as Agent may reasonably request.

     7.7  Maintenance of Existence.  Preserve and maintain and cause its
          ------------------------
subsidiaries to preserve and maintain its or their existence, powers and privileges in the jurisdiction of its or their formation, and qualify and remain qualified in each jurisdiction in which its or their presence is necessary or desirable in view of its or their business, operations or ownership of its or their property, except where the failure to qualify does not have a material adverse effect on the business affairs or assets of Borrower or its subsidiaries. Borrower shall also maintain and preserve and cause its subsidiaries to maintain and preserve all of its or their property which is necessary or useful in the proper course of its or their business, in good working order and condition, ordinary wear and tear excepted.

     7.8  Books and Records.  Keep accurate and complete books, accounts and
          -----------------
records in which complete entries shall be made in accordance with GAAP, reflecting all financial transactions of Borrower and its subsidiaries.

     7.9  Access to Premises and Records.  At all reasonable times and as often
          ------------------------------
as Agent or Banks may reasonably request, permit any authorized representative designated by Agent or Banks to have access to the premises, property and financial records of Borrower or its subsidiaries, including all records relating to the finances, operations and procedures of Borrower or its subsidiaries, and to make copies of or abstracts from such records.

     7.10 Notice of Events.  Furnish Agent prompt written notice of:
          ----------------

          (a) Proceedings.  Any proceeding instituted by or against Borrower or
              -----------
     its subsidiaries in any court or before any commission or regulatory body, or any proceeding threatened against it in writing by any governmental agency which if adversely determined would have a material adverse effect on Borrower's consolidated business, property or financial condition, or where the amount involved is $250,000 or more and not covered by insurance;

          (b) Material Development.  Any material development in any such
              --------------------
     proceeding referred to in Subsection 7.10(a);

          (c) Defaults.  Any accident, event or condition which is or, with
              --------
     notice or lapse of time or both, would constitute a Default, or a default under any other agreement to which Borrower is a party; and

          (d) Adverse Effect.  Any other action, event or condition of any
              --------------
     nature which could result in a material
     adverse effect on the consolidated business, property or financial condition of Borrower.

     7.11 Payment of Liabilities, Performance of Obligations and Compliance with
          ----------------------------------------------------------------------
Laws.  In accordance with their terms and unless waived in writing by the party
----
to be benefitted, pay all Liabilities, perform all obligations and pay all lawful claims for labor, material, supplies or otherwise which, if unpaid, might become a lien or charge upon Borrower's or its subsidiaries' property unless the enforceability, amount or validity of any such claim is disputed and contested in good faith by appropriate proceedings; and comply with all laws, rules and regulations applicable to Borrower and Borrower's business unless the failure to do so would not have a materially adverse impact on the consolidated business, operations or financial condition of the Borrower.

     7.12 Payment of Taxes.  Pay and discharge promptly within applicable grace
          ----------------
periods all taxes, assessments and governmental charges or levies imposed upon Borrower or its subsidiaries, its or their property or revenues prior to the date on which penalties attach thereto. Borrower and its subsidiaries shall not, however, be required to pay or discharge any such tax, assessment, charge or levy so long as its enforceability, amount or validity is disputed and contested in good faith by appropriate proceedings.

     7.13 Insurance.  Maintain commercially adequate levels of coverage with
          ---------
financially sound and reputable insurers, including without limitation:

          (a) Property Insurance.  Insurance on all property of a character
              ------------------
     usually insured by organizations engaged in the same or similar type of business as Borrower and its subsidiaries against all risks, casualties and losses through extended coverage or otherwise and of the kind customarily insured against by such organizations;

          (b) Liability Insurance.  Public liability insurance against tort
              -------------------
     claims which may be asserted against Borrower or its subsidiaries; and

          (c) Additional Insurance.  Such other insurance as may be required by
              --------------------
     law.

     7.14 Hazardous Substances.  Promptly comply, at Borrower's expense, with
          --------------------
all statutes, regulations and ordinances which apply to Borrower or the Property, and with all orders, decrees or judgments of Governmental Authorities or courts having jurisdiction which Borrower is bound by, relating to the use, collection storage, treatment, control, removal or cleanup of hazardous or toxic waste or substances in, on, under, over, or about the Property or in, on, under, over, or about any adjacent property that becomes contaminated with hazardous or toxic waste or substances as a result of construction, operations or other activities on, or the contamination of, the Property. Borrower shall defend, protect, hold harmless, and indemnify the Agent and/or Banks and their affiliates, and their successors and assigns, and their shareholders, directors, officers, employees, attorneys and agents, from and against any and all claims, demands, penalties, fees, liens, damages, losses, expenses and liabilities arising out of or in any way connected with any alleged or actual past or future presence on or under the Property of any hazardous or toxic waste or substances from any cause whatsoever; it being intended that Borrower shall be strictly and absolutely liable to the Agent and/or Banks without regard to any fault by Borrower. The Agent and/or Banks may, but are not obligated to, enter upon the Property to inspect it for compliance and to take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect their interest; and whether or not Borrower has actual knowledge of the existence of hazardous or toxic substances in, on, under, over, or about the Property as of the date of this Agreement, Borrower shall reimburse the Agent and/or Banks on demand for the full amount of all costs and expenses incurred by the Banks in connection with such compliance activities.

                                  ARTICLE 8

                             NEGATIVE COVENANTS

     So long as this Agreement shall remain in effect or any liability shall exist under the Loan Documents, Borrower shall not and shall cause its subsidiaries not to, without prior consent of the Majority Banks:

     8.1  Liabilities.  Create, incur, assume, permit to exist or otherwise
          -----------
become committed for any Liabilities except any:

          (a) Unsecured Trade Credit.  Unsecured, short-term Liabilities arising
              ----------------------
     from current operations by purchasing on credit goods, services, supplies or merchandise;

          (b) Existing Obligations.  Liabilities owing to Banks, or Liabilities
              --------------------
     in existence as of this date and disclosed on Exhibit D, and all renewals,
                                                   ---------
     modifications and extensions thereof without an increase in the aggregate amount of Liabilities outstanding or committed; or

          (c) New Liabilities.  New Liabilities incurred so long as:  (i) the
              ---------------
     aggregate amount of such new secured or unsecured Liabilities shall not exceed $85,000,000, (ii) any new secured Liabilities may be only be secured by equipment, Fixtures or Real Estate as further detailed in accordance with this Subsection, (iii) with respect to new Liabilities secured by equipment, the new Liabilities must arise from the lease or purchase of the equipment on or after the date of this Agreement and cannot be secured by equipment with a fair market value that exceeds the amount of such new Liabilities, and (iv) with respect to new Liabilities secured by the Real Estate and Fixtures, the new Liabilities must arise from the purchase of the Fixtures or the improvements made to the Real Estate on or after the date of this Agreement.

     8.2  Liens and Encumbrances.  Create, incur or assume, or agree to create,
          ----------------------
incur, or assume any lien, whether consensual or nonconsensual, on any of its property, or to enter into any lease with respect to any of its property except:

          (a) Existing or Permitted Liens.  Liens in effect as of this date and
              ---------------------------
     shown on Exhibit C, attached to and hereby incorporated into this
              ---------
     Agreement, or permitted under Article 3;

          (b) Liens of Bank.  Liens in favor of Banks;
              -------------

          (c) Tax Liens.  Liens for taxes not yet due or which are being
              ---------
     contested in good faith by appropriate proceedings; and

          (d) Incidental Liens.  Other liens incidental to the conduct of its
              ----------------
     business or the ownership of its property which are not incurred in connection with the borrowing of money or the obtaining of credit, and which do not in the aggregate materially impair the value or use of property.

     8.3  Guaranties.  Assume, guaranty, endorse, become a surety for, indemnify
          ----------
or otherwise in any fashion become responsible for, directly or indirectly, any obligation of any Person, except:

          (a) Negotiable Instruments.  Endorsements on negotiable instruments
              ----------------------
     for deposit or collection in the ordinary course of business;

          (b) Performance Bonds.  Performance bonds as required in the ordinary
              -----------------
     course of Borrower's business; and

          (c) Permitted Guaranties.  Guaranties of subsidiary debt that is
              --------------------
     considered new Liabilities permitted under Subsection 8.1(c).

     8.4  Disposition of Assets.  Sell, transfer, lease or otherwise assign or
          ---------------------
dispose of a substantial portion of its property to any Person, outside the ordinary course of business.

     8.5  Mergers.  Become a party to any merger, consolidation or like
          -------
corporate change, or make any substantial transfer or contribution to, or material investment in, stock, shares or licenses of any Person if Borrower's Adjusted Leverage Ratio immediately after giving effect to such transaction, or group of transactions, is greater than Borrower's Adjusted Leverage Ratio immediately prior to giving effect to such transaction, or group of transactions, plus .50 percentage points.

     8.6  Capital Structure.  Purchase, retire or redeem any of its capital
          -----------------
stock or otherwise effect any change in Borrower's capital structure, except as permitted by Section 8.11.

     8.7  Wage and Hour Laws.  Engage in any material violation of the federal
          ------------------
Fair Labor Standards Act or any comparable state wage and hour law.

     8.8  ERISA.  Engage in any act or omission which would make Borrower
          -----
materially liable under ERISA to the Plan, to any of its participants, or to the Internal Revenue Service.

     8.9  Dissolution.  Adopt any agreement or resolution for dissolving,
          -----------
terminating or substantially altering Borrower's present business activities.

     8.10 Business Activities.  Engage or enter into any activity which is
          -------------------
unrelated to Borrower's existing business.

     8.11 Cash Dividends and Stock Repurchases.  In any fiscal year, declare or
          ------------------------------------
pay any cash dividend or make any other cash payment or cash distribution on account of its capital stock or purchase, retire or redeem, or obligate itself to purchase, retire or redeem, any of its capital stock or any other of its equity securities (other than as required by the Plan) in an amount that in the aggregate exceeds 25% of Borrower's cumulative after tax net income for the fiscal year, calculated and paid at the end of such fiscal year.

     8.12 Permissible Loans and Investments.  Make any loan or advance to any
          ---------------------------------
Person other than in the ordinary course of business.

                                  ARTICLE 9

                                   AGENCY

     9.1  Appointment.  The Banks irrevocably designate and appoint Agent as
          -----------
their agent under this Agreement, and irrevocably authorize Agent, as their agent, to take such action on their behalf under the provisions of this Agreement and to exercise all such powers as are expressly delegated to Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. No implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against Agent. Notwithstanding any provision to the contrary in this Agreement, Agent shall have no implied duties or responsibilities to take any action, except such action as it is expressly required to take under the express terms of this Agreement, and shall have no fiduciary relationship with any of the Banks as to any matter not expressly provided for by the Loan Documents, including without limitation enforcement or collection of the Revolving Notes. Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting upon the unanimous consent and instructions of Banks or of the Majority Banks, as applicable. Any company into which Agent may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which it shall be a party, or any company to which Agent may sell or transfer all or substantially all of its agency relationships, shall be the successor to Agent without any further action by Banks or Borrower and without the execution or filing of any paper.

     9.2  Successor Agent.  Agent may, and upon the consent of the Majority
          ---------------
Banks shall, resign as Agent upon 30 days' notice to

Banks. Upon Agent's resignation as agent under this Agreement, Banks, upon consent of the Majority Banks, shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Banks, a successor agent from among the Banks, and the appointed successor shall accept its appointment. Upon the acceptance of its appointment as successor agent hereunder, (a) such successor agent shall succeed to all the rights, powers and duties of the retiring Agent, (b) the term "Agent" shall mean such successor agent, and (c) the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Agreement shall inure to such retiring Agent's benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     9.3  Duties of Agent.  Agent shall service the Revolving Loan in accordance
          ---------------
with its usual practice in connection with similar credits. Except as otherwise instructed by the unanimous consent of Banks or the Majority Banks, as applicable, in accordance with this Agreement, Agent may manage and enforce the terms of the Loan Documents, and exercise and enforce all privileges and rights exercisable and enforceable by it, for the joint benefit of Banks, in accordance with Agent's discretion and exercise of its business judgment. In servicing and collecting the Revolving Notes and in carrying out the terms and provisions of the Loan Documents, Agent shall not be liable to any of the Banks for any error of judgment, or for any action taken or omitted to be taken by it, except for gross negligence or willful misconduct.

     9.4  Delegation of Duties.  Agent may execute any of its duties under this
          --------------------
Agreement by or through agents or attorneys-in-fact and shall be entitled to rely upon advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact selected by it with reasonable care or any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel.

     9.5  Exculpatory Provisions.  Agent's Related Parties shall not be
          ----------------------
responsible or otherwise liable to any of Banks in any manner for:

          (a) Actions.  Any action lawfully taken or omitted to be taken by it
              -------
     or by such other persons or entities under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct;

          (b) Borrower Statements.  Any recital, statement, representation or
              -------------------
     warranty made by Borrower or any officer thereof contained in this Agreement or any other Loan Document, or in any certificate, report, statement or other document relating to this Agreement or any other Loan Document;

          (c) Enforceability.  The validity, effectiveness, genuineness,
              --------------
     enforceability or sufficiency of this Agreement or any other Loan Document, the financial condition of Borrower, or any failure of Borrower to perform its obligations under this Agreement or any other Loan Document;

          (d) Failure to Perfect.  Inability to perfect any collateral to the
              ------------------
     extent required by this Agreement where such inability is due to Borrower's failure to act or take such steps as Agent may direct; or

          (e) Investigation.  Ascertaining or inquiring as to the observance of
              -------------
     or Borrower's performance under any Loan Document, or inspecting the property, books or records of Borrower.

     9.6  Reliance by Agent.  Agent's Related Parties shall be entitled to rely,
          -----------------
and shall be fully protected in relying upon, any note, writing, resolution, notice, consent, certificate, message, statement, order or other document or conversation believed to have been authorized, genuine or correct, or signed, sent or made by the proper Person, or upon advice and statements of counsel (including without limitation legal counsel to Agent or Borrower, independent accountants and other experts selected by Agent).

     9.7  Instructions.  Agent shall be fully justified in failing or refusing
          ------------
to take any action under this Agreement or any other Loan Document as Agent deems appropriate, unless it shall first receive the unanimous consent of Banks or of the Majority Banks, as applicable, or shall first be indemnified to its satisfaction by all Banks in accordance with their respective Pro Rata Share, against all liabilities and expenses which may be incurred by it or by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting or in refraining from acting under this Agreement or any other Loan Document in accordance with the unanimous consent of Banks or Majority Banks, as applicable, where required, and such request and any action taken or not taken to act pursuant thereto shall be binding upon all of the Banks and all future holders of the Revolving Notes.

     9.8  Notice of Default.  Agent shall not be deemed to have knowledge or
          -----------------
notice of the occurrence of any Default unless Agent has actual knowledge or has received notice from one or more of the Banks or Borrower referring to this Agreement, describing such Default and stating in substance that such notice is a "notice of default." In the event Agent receives such a notice or has actual knowledge of any Default, Agent shall give notice thereof to all of the Banks.

     9.9  Representations.  None of Agent's Related Parties have made any
          ---------------
representation or warranty to Banks, and no action taken by Agent after the date of this Agreement, including any review of Borrower's affairs, shall be deemed to constitute any representation or warranty by Agent to any of the Banks.

     9.10 Independent Credit Review.  Each Bank represents to Agent that it has,
          -------------------------
independently and without reliance upon Agent, and based upon such financial statements, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, property, operations and financial condition of Borrower and made its own decision to enter into this Agreement. Each of the Banks also represents that it shall, independently and without reliance upon Agent, and based upon such financial statements, documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, property, operations and financial condition of Borrower. For purposes of determining compliance with the conditions specified in Article 5, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent by Agent to such Bank for consent, approval, acceptance or satisfaction, or required under said Article to be consented to or approved by or acceptable or satisfactory to such Bank, unless such Bank immediately provides Agent with written notice to the contrary.

     9.11 Information.  Except for the financial statements, reports and notices
          -----------
delivered to Agent pursuant to and received by Agent pursuant to this Agreement, Agent shall have no obligation, duty or responsibility, either initially or on a continuing basis, to provide Banks with any credit or other information concerning the business, property, operations or financial condition which may come into possession of any of Agent's Related Parties. Although Agent may furnish to Banks, upon request, copies of documents Agent has received pursuant to this Agreement, Agent assumes no responsibility as to the authenticity, validity or enforceability of any such documents.

     9.12 Indemnity.  The Banks shall indemnify Agent, according to their
          ---------
respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, suits, judgments, costs, expenses, taxes and disbursements of any kind or nature whatsoever (except to the extent they arise from Agent's gross negligence or willful misconduct) which may at any time be imposed on, incurred by, or asserted against any of Agent's Related Parties or in any way relating to or arising out of this Agreement, any other Loan Document or any document contemplated by or referred to therein, any transaction contemplated thereby, or any action taken or omitted by Agent under or in connection with any of the foregoing. Without limiting the foregoing, each Bank shall reimburse Agent, in accordance with such Bank's Pro Rata Share, for any costs or expenses incurred by Agent, including outside or in-house legal fees, which (a) are required to be reimbursed to Agent by Borrower under any of the Loan Documents, but are not so reimbursed, or (b) arise out of action taken by Agent at the unanimous consent of Banks or the Majority Banks, as applicable, in accordance with this Agreement. This Section shall survive the final payment and cancellation of the Revolving Notes and payment all other amounts due under this Agreement or the other Loan Documents.

     9.13 Withholding Tax.
          ---------------

          (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

                  (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                  (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and

                  (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

          Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

          (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Bank, such Bank agrees to notify the Agent of the percentage amount which it is no longer the beneficial owner of Obligations of the Borrower to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 4224 as no longer valid.

          (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by Subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

          (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason, such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses including attorneys' fees and costs, such as the allocated cost of in-house counsel. The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

     9.14 Separation of Capacities.  In its capacity as a lender that is one of
          ------------------------
the Banks, Seafirst Bank shall have the same rights and powers hereunder as the other Banks and may exercise the same as though it were not Agent. The term "Bank(s)" shall include Seafirst Bank, in its individual capacity as a lender and not as an agent, unless the context otherwise indicates.

                                 ARTICLE 10

                     EVENTS AND CONSEQUENCES OF DEFAULT

     10.1 Events of Default.  Any of the following events shall constitute a
          -----------------
default by Borrower under the terms of this Agreement, the Revolving Notes and all other Loan Documents ("Default"):

          (a) No Debt Ratio Certificate.  Any debt ratio certificate required
              -------------------------
     under Section 7.6(e) is not delivered to Agent when due, provided that this Default may be cured at the time that Borrower delivers the tardy debt ratio certificate to Agent;

          (b) Nonpayment.  Any payment or reimbursement due or demanded under
              ----------
     this Agreement or any Loan Document is not made within 20 days of the date when due;

          (c) Breach of Warranty.  Any representation or warranty made in
              ------------------
     connection with this Agreement or any other Loan Document, or any certificate, notice or report furnished pursuant hereto, is determined by any Bank to be false in any material respect when made;

          (d) Borrowing Base.  The Borrowing Base shall become less than the
              --------------
     aggregate outstanding principal balance plus accrued interest of the Revolving Notes, and shall remain so after ten days notice from Agent;

          (e) Failure to Perform.  Any other term, covenant or agreement
              ------------------
     contained in any Loan Document is not performed or satisfied, and if remediable, such failure continues unremedied for 30 days after written notice thereof has been given to Borrower by Agent;

          (f) Defaults on Other Obligations.  There exists a default in the
              -----------------------------
     performance of any material agreement or obligation for the payment of borrowed money, for the deferred purchase price of property or services, or for the payment of rent under any lease, whether by acceleration or otherwise, which would permit such obligation to be declared due and payable (other than cases where Borrower and one of its vendors or suppliers are involved in an immaterial dispute) prior to its stated maturity; and such default continues for 30 days after Borrower receives written notice thereof from the creditor so affected;

          (g) Loss, Destruction, or Condemnation of Property.  A portion of
              ----------------------------------------------
     Borrower's property is either (i) affected by any uninsured loss, damage, destruction, theft, sale or encumbrance other than created herein or (ii) is condemned, seized or appropriated and the effect of the occurrence described in clause (i) or (ii) materially impairs Borrower's financial condition or its ability to pay its debts as they come due;

          (h) Attachment Proceedings and Insolvency.  Borrower or any of
              -------------------------------------
     Borrower's property is affected by any:

                  (i) Execution, attachment, garnishment, general assignment for the benefit of creditors, sequestration or forfeiture, to the extent Borrower's financial condition or its ability to pay its debts as they come due is thereby materially impaired; or

                  (ii) Proceeding under the laws of any jurisdiction relating to receivership, insolvency or bankruptcy, whether brought voluntarily or involuntarily by or against Borrower, including without limitation any reorganization of assets, deferment or arrangement of debts, or and similar proceeding, and, if such proceeding is involuntarily brought against Borrower, it is not dismissed within 60 days;

          (i) Judgments.  Final judgment on claims not covered by insurance
              ---------
     which, together with other outstanding final judgments against Borrower, exceeds $1,000,000, is rendered against Borrower and is not discharged, vacated or reversed, or its execution stayed pending appeal, within 60 days after entry, or is not discharged within 60 days after the expiration of such stay; or

          (j) Government Approvals.  Any governmental approval, registration or
              --------------------
     filing with any Governmental Authority, now or later required in connection with the performance by Borrower of its obligations under the Loan Documents, is revoked, withdrawn or withheld, or fails to remain in full force and effect, except Borrower shall have 60 days after notice of any such event to take whatever action is necessary to obtain all necessary approvals, registrations and filings.

     10.2 Remedies Upon Default.  If any Default occurs and is continuing,
          ---------------------
Banks, upon consent of the Majority Banks, may at their option, by notice from Agent to Borrower:

          (a) Terminate Commitments.  Terminate Banks' commitment to make
              ---------------------
     Advances;

          (b) Suspend Commitments.  Refuse to make further Advances until any
              -------------------
     Default has been cured;

          (c) Accelerate.  Declare all or any of the Revolving Notes, together
              ----------
     with all accrued interest, to be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower;

          (d) Setoff.  Exercise its right of setoff against deposit accounts of
              ------
     Borrower with Bank; and/or

          (e) All Remedies.  Pursue any other available legal and equitable
              ------------
     remedies.

In addition, each Bank shall have the right to set off against deposit accounts of Borrower at such Bank any amounts owing under the Obligations, including amounts in excess of such Bank's Pro Rata Share of the outstanding balance of the Obligations. Any such amounts, and any other amounts received by any Bank on account of the Obligations, other than from Agent, shall be delivered to Agent to be distributed to each Bank in accordance with its respective Pro Rata Share; provided, however, that if all or any portion of such payment turned over from a Bank to Agent and distributed to each Bank is thereafter recovered by Borrower from such Bank, each Bank shall, in accordance with its respective
Pro Rata Share, reimburse such other Bank for the amount so recovered. All of Banks' and Agent's rights and remedies in all Loan Documents shall be cumulative and can be exercised separately or concurrently. Borrower shall have no liability to any Bank with respect to any sum that Agent receives in accordance with this Agreement and fails to distribute to such Bank as required by this Agreement.


                                 ARTICLE 11

                                MISCELLANEOUS

     11.1 Manner of Payments.
          ------------------

          (a) Payments on Nonbusiness Days.  Whenever any event is to occur or
              ----------------------------
     any payment is to be made under any Loan Document on any day other than a Business Day, such event may occur or such payment may be made on the next succeeding Business Day and such extension of time shall be included in computation of interest in connection with any such payment, except as otherwise stated to the contrary in Section 1.23.

          (b) Payments.  All payments and prepayments to be made by Borrower
              --------
     shall be made to Agent when due, at Agent's office as may be designated by Agent, without offsets or counterclaims for any amounts claimed by Borrower to be due from Agent or Banks, in U.S. dollars and in immediately available funds.

           (c) Application of Payments.  All payments made by Borrower shall be
              -----------------------
     applied first against fees, expenses and indemnities due; second, against interest due; and third, against principal, with Agent having the right, after a Default which is continuing, to apply any payments or collections received against any one or more of the Obligations in any manner which the Majority Banks may choose. Except for payments made by Borrower to Agent for fees and indemnities due Agent, all payments made by Borrower shall be deemed to be made to Agent, as agent for Banks in accordance with each Bank's Pro Rata Share, and shall be distributed by Agent to Banks according to their respective Pro Rata Share. Any such payments which are received by a Bank shall be delivered immediately by such Bank to Agent for distribution to Banks in accordance with this subsection.

          (d) Recording of Payments.  Agent is authorized to record on a
              ---------------------
     schedule or computer-generated statement the date and amount of each Advance, all conversions between interest rate options and all payments of principal and interest. All such schedules or statements shall constitute prima facie evidence of the accuracy of the information so recorded.

     11.2 Notices.  Agent may make Advances and conversions between interest
          -------
rates based on telephonic, telex and oral requests made by any Person whom Agent in good faith believes to be authorized to act on behalf of Borrower. All other notices, demands and other communications to be given pursuant to any of the Loan Documents shall be in writing and shall be deemed received the earlier of when actually received, or two days after being mailed, postage prepaid and addressed as follows, or as later designated in writing:

AGENT:                                     BORROWER:

SEAFIRST BANK                              MICRON ELECTRONICS, INC.
Seafirst Agency Services                   900 East Karcher Road
701 Fifth Avenue, 16th Floor               Nampa, Idaho 83687
Seattle, WA  98104                         Attention:  Erik Oaas
Attention:  Ken Puro                       Facsimile:  (208) 893-7411
Facsimile:  (206) 358-0971
                                           With a copy to:
BANKS:
                                           MICRON ELECTRONICS, INC.
SEAFIRST BANK                              900 East Karcher Road
Western Commercial Banking Team 2          Nampa, Idaho 83687
10500 NE Eighth Street, Suite #500         Attention:  General Counsel
Bellevue, WA  98009                        Facsimile:  (208) 893-7411
Attention:  Tom Rook
Facsimile:  (206) 585-6393

UNITED STATES NATIONAL BANK OF OREGON
Oregon Corporate Banking Division
111 SW Fifth Avenue, Suite #400
Portland, OR  97204
Attention:  Jeffrey Killian
Facsimile:  (503) 275-5795

     11.3 Documentation and Administration Expenses.  Borrower shall pay,
          -----------------------------------------
reimburse and indemnify Agent and Banks up to $6,000 for Agent's and Banks' reasonable attorneys' fees (including the allocated cost of in-house counsel) and legal expenses incurred in connection with the negotiation, preparation and execution of this Agreement and all other Loan Documents. Borrower shall pay, reimburse and indemnify Agent and Banks for all of Agent's and Banks' reasonable costs and expenses, including without limitation all accounting, appraisal and report preparation fees or expenses, all attorneys' fees (including the allocated cost of in-house counsel), legal expenses and recording or filing fees incurred in connection with the administration of this Agreement and all other Loan Documents, and all amendments, supplements or modifications thereto, and the perfection of all security interests, liens or encumbrances that may be granted to Banks. Borrower acknowledges that any legal counsel retained or employed by Agent or Banks acts solely on the Agent's and Banks' behalf and not on Borrower's behalf, despite Borrower's obligation to reimburse Agent and Banks for the cost of such legal counsel, and that Borrower has had sufficient opportunity to seek the advice of its own legal counsel with regard to this Agreement.

     11.4 Collection Expenses.  The nonprevailing party shall, upon demand by
          -------------------
the prevailing party, reimburse the prevailing party for all of its costs, expenses and reasonable attorneys' fees (including the allocated cost of in-house counsel) incurred in connection with any controversy or claim between said parties relating to this Agreement or any of the other Loan Documents, or to an alleged tort arising out of the transactions evidenced by this Agreement, including those incurred in any action, bankruptcy proceeding, arbitration or other alternative dispute resolution proceeding, or appeal, or in the course of exercising any judicial or nonjudicial remedies.

     11.5 Waiver.  No failure to exercise and no delay in exercising, on the
          ------
part of Agent or Banks, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. Further, no waiver or indulgence by Agent or Banks of any Default shall constitute a waiver of Agent's and Banks' right to declare a subsequent similar failure or event to be a Default.

     11.6 Assignment.  This Agreement is made expressly for the sole benefit of
          ----------
Borrower and for the protection of Agent and Banks and their respective successors and assigns. The rights of Borrower hereunder shall not be assignable by operation of law or otherwise, without the prior written consent of Agent and Banks.

     11.7 Merger.  The rights and obligations set forth in this Agreement shall
          ------
not merge into or be extinguished by any of the Loan Documents, but shall continue and remain valid and enforceable. This Agreement and the other Loan Documents constitute Agent's and Banks' entire agreement with Borrower with regard to the Revolving Loan, and supersede all prior writings and oral negotiations.

     11.8 Bank Assignments, Participations, etc.
          -------------------------------------

          (a) Notwithstanding anything to the contrary in this Section 11.8, the two original Banks to this Agreement may, without the written consent of the Borrower or the Agent, at any time assign and delegate to an Eligible Assignee that is an affiliate of such Bank (each an affiliate Assignee) all of its Pro Rata Share of the Revolving Loan, the Credit Limit and the other rights and obligations of such Bank hereunder; provided, however, that the Borrower and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an affiliate Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the affiliate Assignee, shall have been given to the Borrower and the Agent by such Bank and the affiliate Assignee; (ii) such Bank and its affiliate Assignee shall have delivered to the Borrower, and the Agent an Assignment and Acceptance substantially in the form of Exhibit E ("Assignment and Acceptance"), together with any Revolving Note subject to such assignment, and (iii) the assignor Bank or affiliate Assignee has paid to the Agent a processing fee in the amount of $1,750.

          (b) Notwithstanding anything to the contrary in the remainder of this Section and so long as there is no Default that has not been cured, the two original Banks to this Agreement, or their affiliate Assignee, shall not assign or delegate to one or more Eligible Assignees an interest in the Revolving Loan, the Credit Limit or the other rights and obligations of such Bank hereunder so as to cause such original Bank's or its affiliate Assignee's Pro-Rata Share of the Revolving Loan, Credit Limit or other rights and obligations to drop below 25% immediately after giving effect to such assignment or delegation.

          (c) Except as expressly stated to the contrary in the two Subsections immediately preceding, any Bank may, with the written consent of the Borrower (at all times other than during the existence of an Event of Default) and the Agent, which consents shall not unreasonably be withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Borrower or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an affiliate of such Bank or to another Bank party hereto) (each an "Assignee") all, or any ratable part of all of its Pro Rata Share of the Revolving Loan, the Credit Limit and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000; provided, however, that the Borrower and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Borrower, and the Agent an Assignment and Acceptance, together with any Revolving Note subject to such assignment, and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $1,750.

          (d) From and after the date that the Agent notifies the assignor Bank that the Agent and the Borrower have received (and provided their consent, if required, with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

          (e) Within five Business Days after the Borrower's receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided the Borrower has consented to such assignment if required by Section 11), the Borrower shall execute and deliver to the Agent, new Revolving Notes
     evidencing such Assignee's assigned Pro Rata Share of the Credit Limit and, if the assignor Bank has retained a portion of its Pro Rata Share of the Credit Limit, a replacement Revolving Note in the principal amount of the Revolving Loan retained by the assignor Bank (such Revolving Notes to be in exchange for, but not in payment of, the Revolving Note held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Pro Rata Shares arising therefrom. The Pro Rata Share of the Credit Limit allocated to each Assignee shall reduce such Pro Rata Share of the Credit Limit of the assigning Bank pro tanto.
                                 --- -----

            (f) Any Bank may at any time sell to one or more commercial banks or other Persons not affiliates of the Borrower (a "Participant") participating interests in the Bank's Pro Rata Share of the Revolving Loan, the Credit Limit and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however,
                                                          --------
     that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to
                  -------

     Section 11.11. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 7.14, 11.3 and 11.4 as though it were also a Bank hereunder (provided, however, that no Participant shall be entitled to greater benefits under any such Section than the Bank which sold such participation would have been entitled to), and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

     11.9 Confidentiality.  Each Bank agrees to take and to cause its affiliates
          ---------------
to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all confidential information provided to it by the Borrower or any subsidiary, or by the Agent on the Borrower's or such subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Borrower or any subsidiary; except to the extent such information (a) was or becomes generally available to the public other than as a result of disclosure by any of the Banks, or (b) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Bank; provided,
                                                                 ---------
however, that any Bank may disclose such information (A) at the request or
-------
pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such

Bank by any such authority; (B) pursuant to subpoena or other court process, provided, that the Bank shall use its reasonable, good faith efforts to provide prior written notice (unless prohibited from doing so by any applicable law) to the Borrower to allow the Borrower to seek a protective order; (C) when required to do so in accordance with the provisions of any applicable law; (D) to the extent reasonably required in connection with any litigation or proceeding (except as set forth in clause (E)) to which the Agent, any Bank or their respective affiliates may be party, provided, that the Bank shall use its reasonable, good faith efforts to provide prior written notice (unless prohibited from doing so by any applicable law) to the Borrower to allow the Borrower to seek a protective order; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors, provided such persons have a need to know such information and agree to be bound by the terms of this Section as if they were a party hereto; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower or any subsidiary is party with such Bank or such affiliate; and (I) to its affiliates. Upon the execution hereof by all the parties, the confidentiality undertaking set forth in this Section shall replace and supersede the terms of any confidentiality agreement between the Borrower and any of the Agent or the Banks previously executed prior to the date of this Agreement and shall survive the termination of this Agreement for a period of 12 months.

     11.10  Written Credit Agreement.  A promise or commitment to lend money or
            ------------------------
to grant or extend credit in an original principal amount of fifty thousand dollars ($50,000) or more, made by a person or entity engaged in the business of lending money or extending credit, or some note or memorandum thereof, must be in writing and subscribed by the person or entity making the promise or commitment, or the agent of that person or entity, or the agreement is invalid.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     11.11  Amendments and Waivers.  No oral or written representation,
            ----------------------
covenant, commitment, waiver or promise of either Agent, any Bank or Borrower shall have any effect, whether made before or after the date of this Agreement, unless contained in this Agreement, another Loan Document, or in a written amendment or waiver, executed by all parties required by this Agreement. No amendment, waiver or consent with respect to any departure by the Borrower [or any subsidiary] from any of the Loan Documents shall be effective unless the same shall be in writing and signed by the Majority Banks, or signed by all of the Banks if required by this Agreement, (or by the Agent at the written request of the Majority Banks or of all the Banks if required by this Agreement) and the Borrower and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment or consent
                 --------  -------
shall, unless in writing and signed by all the Banks and the Borrower and acknowledged by the Agent, do any of the following:

          (a) increase or extend the Credit Limit;

          (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Agent or Banks (or any of them) hereunder or under any other Loan Document;

          (c) reduce the principal of (except as permitted pursuant to Section 2.6), or the rate of interest specified herein on the Revolving Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

          (d) change the definition of Majority Banks or change any requirement that specifies whether the unanimous consent of the Banks or the Majority Banks is required for the Banks or any of them to take any action hereunder;

          (e) change the calculation of the Borrowing Base; or

          (f) amend this Section, or Section 9.12, or any provision herein providing for consent or other action by all Banks; and, provided further,
                                                         -------- -------
that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

     11.12  Mandatory Arbitration.
            ---------------------

          (a) At the request of Agent, any Bank or Borrower, any controversy or claim between Agent and Banks and Borrower, arising from or relating to this Agreement or any of the other Loan Documents, or arising from an alleged tort, shall be settled by arbitration in Seattle, Washington. The United States Arbitration Act shall apply even though this Agreement is otherwise governed by Washington law. The proceedings shall be administered by the American Arbitration Association under its commercial rules of arbitration. Any controversy over whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction over the parties.
     The institution and maintenance of an action for judicial relief or pursuit of an ancillary or provisional remedy shall not constitute a waiver of the right of either party, including the plaintiff, to submit the controversy or claim to arbitration if such action for judicial relief is contested. For purposes of the application of the statute of limitations, the filing of an arbitration pursuant to this subsection is the equivalent of the filing of a lawsuit, and any claim or controversy which may be arbitrated under this subsection is subject to any applicable statute of limitations. The arbitrator(s) will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. The parties consent to the joinder of any guarantor, hypothecator, or other party having an interest relating to the claim or controversy being arbitrated in any proceedings under this Section.

           (b) Notwithstanding the provisions of Subsection 11.12(a), no controversy or claim shall be submitted to arbitration without the consent of all parties if at the time of the proposed submission, such controversy or claim arises from or relates to an obligation secured by real property.

          (c) No provision of this subsection shall limit the right of Borrower or Agent or Banks to exercise self-help remedies such as set-off, foreclosure, retention or sale of any collateral, or obtaining any ancillary, provisional or interim remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration proceeding. The exercise of any such remedy does not waive the right of either party to request arbitration.

     11.13  Construction.  Each term of this Agreement and each Loan Document
            ------------
shall be binding to the extent permitted by law and shall be governed by the laws of the State of Washington, excluding its conflict of laws rules. If one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement shall remain effective and enforceable. If there is a conflict among the provisions of any Loan Documents, the provisions of this

Agreement shall be controlling. The captions and organization of this Agreement are for convenience only, and shall not be construed to affect any provision of this Agreement.

     11.14  Counterparts.  This Agreement may be signed in any number of
            ------------
counterparts, each of which shall be an original, with the same effect as if the signatures to such counterparts were upon the same instrument. This Agreement shall become effective when Agent shall have received counterparts of the

Agreement signed by all of the parties to the Agreement.

DATED  July 3, 1996.

BORROWER:                                AGENT:

MICRON ELECTRONICS, INC.                 SEAFIRST BANK

By /s/ T. Erik Oaas                 By /s/ Ronald R. Parsons
   ---------------------               ---------------------

Title  Vice President,              Title  Vice President
      ---------------------               ------------------
       Finance and CFO
      ---------------------

BANKS:

SEAFIRST BANK

By /s/ Thomas P. Rook
   ---------------------

Title    Vice President
      ---------------------

UNITED STATES NATIONAL BANK OF OREGON

By /s/ Richard M. Glassman
   -------------------------
Title  Assistant Relationship Manager
       ------------------------------

     MTI (a) hereby acknowledges receipt of a copy of the foregoing Agreement,
(b) hereby agrees to maintain a direct ownership interest in Borrower's capital stock at least equal to 51% and (c) hereby represents and warrants to Agent and Banks, as of the date of this Agreement, that the Revolving Loan is permitted indebtedness pursuant to clause (h) of Section 7.06 of that certain Revolving Credit Agreement, dated as of May 14, 1996 and executed by and between MTI, Bank of America National Trust and Savings

Association, as agent, and the several financial institutions that are a party thereto, as banks.

                              MICRON TECHNOLOGY, INC.

                              By /s/ Norman Schlachter
                                 --------------------------

                              Title       Treasurer
                                    -----------------------

                              Date   July 3, 1996
                                   ------------------------

                        EXHIBIT A TO CREDIT AGREEMENT

                                                              DUE:  MAY 30, 1997
                               REVOLVING NOTE

                          MICRON ELECTRONICS, INC.

$20,000,000                  Dated: ___________________________,19___________
                                                          Seattle, Washington

     MICRON ELECTRONICS, INC. ("Maker") unconditionally promises to pay to the order of Bank of America NW, N.A., doing business as Seafirst Bank ("Bank"), on or before May 30, 1997, in immediately available funds, the principal sum of Twenty Million and No/100 Dollars ($20,000,000), or such lesser sum as may be outstanding under this Note, together with interest on the daily unpaid principal balance from the date of each Advance until paid in full in accordance with the terms, conditions and definitions of the Credit Agreement dated __________________________________, 19___ ("Agreement") between Maker, as
Borrower, Bank of America NW, N.A., doing business as Seafirst Bank as Agent, and Bank of America NW, N.A., doing business as Seafirst Bank, and UNITED STATES NATIONAL BANK OF OREGON, as Banks. All payments under this Note shall be payable to Bank of America NW, N.A., doing business as Seafirst Bank, as Agent, at its Seattle office, as provided in the Agreement.

     This Note is one of the Revolving Notes referred to in the Agreement, and the Agreement is incorporated herein. Also incorporated herein is Exhibit 1 attached hereto, regarding prepayment fees.

     If a Default shall occur, interest shall accrue, at the option of the holder of this Note, from the date of Default at a floating rate per annum three percent (3%) above the Prime Rate, as the Prime Rate may vary from time to time, and the entire unpaid principal amount of this Note, together with all accrued interest, shall become immediately due and payable at the option of the holder hereof.

     Advances under this Note may be made by Agent at the oral or written request of
_________________________________________________________________________, any
one acting alone, who are authorized to request Advances and direct the disposition of any such Advances until written notice of the revocation of such authority is received by Agent at its office indicated above. Any such Advance shall be conclusively presumed to have been made to or for the benefit of Maker when made in accordance with such requests and directions, or when said Advances are deposited to the credit of an account of Maker with Agent, regardless of the fact that persons other than those authorized under this paragraph may have authority to draw against such account.

     Except as otherwise expressly set forth in the Agreement, Maker hereby waives presentment, demand, protest and notice of dishonor hereof. Each party signing or endorsing this Note signs as maker and principal, and not as guarantor, surety or accommodation party; and is estopped from asserting any defense based on any capacity other than maker or principal.

     This Note shall be governed by and construed in accordance with the laws of the State of Washington.

                                                MICRON ELECTRONICS, INC.

                                                By _____________________

                                                Title __________________

                        EXHIBIT B TO CREDIT AGREEMENT

                                                              DUE:  MAY 30, 1997
                               REVOLVING NOTE

                          MICRON ELECTRONICS, INC.

$20,000,000                  Dated: ___________________________, 19_____
                                                     Seattle, Washington

     MICRON ELECTRONICS, INC. ("Maker") unconditionally promises to pay to the order of UNITED STATES NATIONAL BANK OF OREGON ("Bank"), on or before May 30, 1997, in immediately available funds, the principal sum of Twenty Million and No/100 Dollars ($20,000,000), or such lesser sum as may be outstanding under this Note, together with interest on the daily unpaid principal balance from the date of each Advance until paid in full in accordance with the terms, conditions and definitions of the Credit Agreement dated ______________________________, 19__, ("Agreement") between Maker, as Borrower, Bank of America NW, N.A., doing business as Seafirst Bank as Agent, and Bank of America NW, N.A., doing business as Seafirst Bank, and UNITED STATES NATIONAL BANK OF OREGON, as Banks. All payments under this Note shall be payable to Bank of America NW, N.A., doing business as Seafirst Bank, as Agent, at its Seattle office, as provided in the Agreement.

     This Note is one of the Revolving Notes referred to in the Agreement, and the Agreement is incorporated herein. Also incorporated herein is Exhibit 1 attached hereto, regarding prepayment fees.

     If a Default shall occur, interest shall accrue, at the option of the holder of this Note, from the date of Default at a floating rate per annum three percent (3%) above the Prime Rate, as the Prime Rate may vary from time to time, and the entire unpaid principal amount of this Note, together with all accrued interest, shall become immediately due and payable at the option of the holder hereof.

     Advances under this Note may be made by Agent at the oral or written request of___________________________________________________________________,
any one acting alone, who are authorized to request Advances and direct the disposition of any such Advances until written notice of the revocation of such authority is received by Agent at its office indicated above. Any such Advance shall be conclusively presumed to have been made to or for the benefit of Maker when made in accordance with such requests and directions, or when said Advances are deposited to the credit of an account of Maker with Agent, regardless of the fact that persons other than those authorized under this paragraph may have authority to draw against such account.

     Except as otherwise expressly set forth in the Agreement, Maker hereby waives presentment, demand, protest and notice of dishonor hereof. Each party signing or endorsing this Note signs as maker and principal, and not as guarantor, surety or accommodation party; and is estopped from asserting any defense based on any capacity other than maker or principal.

     This Note shall be governed by and construed in accordance with the laws of the State of Washington.

                                                MICRON ELECTRONICS, INC.

                                                By _____________________

                                                Title __________________